                       NATIONAL COMMERCE BANCORPORATION
                              ONE COMMERCE SQUARE
                           MEMPHIS, TENNESSEE 38150

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 23, 1997

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of National Commerce Bancorporation will be held in the Auditorium at National Bank of Commerce, Concourse Level, Commerce Tower, One Commerce Square, Memphis, Tennessee 38150, on Wednesday, April 23, 1997, at 10:00 a.m., local time, for the following purposes:

    1. To elect the five nominees named in the accompanying Proxy Statement as directors of the Company;

    2. To ratify the appointment of Ernst & Young LLP, independent certified accountants, as auditors of the Company for 1997;

    3. To consider and act upon a proposal to amend and restate the Company's 1994 Stock Plan primarily to increase by 1,000,000 shares the total number of shares of the Company's Common Stock for which options to purchase may be granted and make those additional changes described in the Proxy Statement; and

    4. To transact any and all other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on March 7, 1997, will be entitled to receive notice of and to vote at the Annual Meeting.

  Information relating to the above matters is set forth in the accompanying Proxy Statement dated March 27, 1997.

                                          By Order of the Board of Directors,

                                          Gus B. Denton
                                          Secretary

Memphis, Tennessee
March 27, 1997

WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, SHAREHOLDERS ARE URGED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       NATIONAL COMMERCE BANCORPORATION
                              ONE COMMERCE SQUARE
                           MEMPHIS, TENNESSEE 38150

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 23, 1997

                             ---------------------

                                    GENERAL

PURPOSES OF SOLICITATION

  The Annual Meeting of the Shareholders of National Commerce Bancorporation (the "Company" or "NCBC") will be held on April 23, 1997, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders and in this Proxy Statement. The accompanying Proxy is solicited on behalf of the Board of Directors of the Company in connection with such meeting and any adjournments thereof. The term "NBC" as used in this Proxy Statement refers to National Bank of Commerce, Memphis, Tennessee, the Company's principal banking subsidiary. This Proxy Statement and the enclosed Proxy are being first mailed to the Company's shareholders on or about March 30, 1997.

OUTSTANDING VOTING SECURITIES AND PERSONS ENTITLED TO VOTE

  Only shareholders of record as of the close of business on March 7, 1997, will be entitled to receive notice of and to vote at the Annual Meeting. As of that date, the Company had outstanding 24,538,475 shares of Common Stock, each share being entitled to one vote. Appraisal rights for dissenting shareholders are not applicable to the matters being proposed.

VOTING PROCEDURES

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates that it does not have discretionary authority to vote certain shares, those shares will not be considered as present and entitled to vote with respect to that matter. A majority of the Common Stock outstanding on the record date must be present to constitute a quorum.

                             ELECTION OF DIRECTORS

  The Company's Charter provides for a Board consisting of not less than three and not more than twenty-five directors. The Company's Charter divides the Board into three classes as nearly equal in number as possible, with each class serving a three-year term and one class elected at each Annual Meeting of Shareholders. The Board of Directors has set at fourteen the number of directors constituting the full Board for the ensuing year.

  At the Annual Meeting of Shareholders, five directors are to be elected as Class II directors for terms that expire at the Annual Meeting of Shareholders to be held in 2000. All of the nominees are members of the present Board and were elected at the Annual Meeting of Shareholders in 1995 except for G. Mark Thompson, who was elected by the Board of Directors in 1997.

  The remaining nine directors presently on the Board will continue as members of the Board until their respective terms expire as indicated in the table below. In addition, the Board could, by a majority vote of the entire Board, increase the number of directors to up to twenty-five and fill the vacancies resulting from such increase for the remainder of the term of the classes in which each new directorship is created. Although the Board from time to time considers qualified candidates to become directors, the Board has made no decision to increase the number of directors.

  The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, should any of such nominees become unable to serve, the proxies may be voted for a substitute nominee or nominees or to allow the vacancy created thereby to remain open until filled by the Board.

   The presence of a quorum at the Annual Meeting, either in person or by written proxy, and a favorable vote of a plurality of the votes cast at the meeting are necessary to elect a nominee as director.

                           MANAGEMENT OF THE COMPANY

DIRECTORS

  The following table sets forth the names of the five nominees for election to the Board as members of Class II, as well as those incumbent directors who are members of Classes I and III. The table also contains, as to each nominee and present director, his age, a brief description of his principal occupation and business experience during the last five years, a description of any position or office held by him with the Company or NBC, directorships of certain publicly held companies (other than the Company) presently held by him the year in which he was first elected or appointed a director of the Company, the number of shares and percentage of the Company's outstanding Common Stock beneficially owned by him as of February 1, 1997, and certain other information. The information in the table has been furnished by the respective individuals. Except as indicated in the notes to the following table, the persons indicated possess sole voting and investment power with respect to all shares set forth opposite their names.

                                                                  SHARES OF
                                                                    COMMON         PERCENT OF
                                                                    STOCK            CLASS
                                    PRINCIPAL                    BENEFICIALLY     BENEFICIALLY
                                    OCCUPATION        YEAR FIRST   OWNED AS         OWNED AS
                               FOR PAST FIVE YEARS     ELECTED    OF FEB. 1,       OF FEB. 1,
   NAME                  AGE    AND DIRECTORSHIPS      DIRECTOR    1997(1)          1997(1)
   ----                  ---   -------------------    ---------- ------------     ------------
CLASS II: NOMINEES TO SERVE UNTIL ANNUAL MEETING OF SHAREHOLDERS IN 2000:
John D. Canale, III*      51 President of D. Canale      1989      200,372(2)(3)       .8
                             Food Services, Inc.
                             (wholesale food
                             distributor); President
                             and CEO of D. Canale &
                             Co; Secretary-Treasurer
                             of D. Canale Beverages,
                             Inc.
R. Lee Jenkins            67 Private investor            1990       13,071(4)          .1
W. Neely Mallory, Jr.*    63 President of Memphis        1974      104,588(5)          .4
                             Compress & Storage Co.
                             (warehousing firm);
                             Partner, Mallory
                             Partners; President,
                             Mallory Group
                             Incorporated.
James E. McGehee, Jr.*    67 President, McGehee          1976      916,019(6)         3.6
                             Realty and Development
                             Company.
G. Mark Thompson#         61 President, Nashville        1997          300             --
                             Marketing Area of The
                             Kroger Company
CLASS I: INCUMBENTS TO SERVE UNTIL ANNUAL MEETING OF SHAREHOLDERS IN 1999:
Frank G. Barton, Jr.#     64 Chairman of the Board of    1977      128,083(7)          .5
                             the Barton Group, Inc.
                             (retail equipment
                             sales).
Edmond D. Cicala#+        71 President, Edmond           1978       75,274(8)          .3
                             Enterprises, Inc.
                             (consulting firm);
                             Director of Evans, Inc.
                             until April, 1994;
                             Director of Proffitts,
                             Inc.
Thomas C. Farnsworth,     59 Real Estate and             1977      214,584             .8
 Jr.+                        Investments.
Sidney A. Stewart, Jr.+   70 Private investor            1985       30,402(9)          .1

                                                                  SHARES OF
                                                                    COMMON        PERCENT OF
                                                                    STOCK           CLASS
                                    PRINCIPAL                    BENEFICIALLY    BENEFICIALLY
                                    OCCUPATION        YEAR FIRST   OWNED AS        OWNED AS
                               FOR PAST FIVE YEARS     ELECTED    OF FEB. 1,      OF FEB. 1,
   NAME                  AGE    AND DIRECTORSHIPS      DIRECTOR    1997(1)         1997(1)
   ----                  ---   -------------------    ---------- ------------    ------------
CLASS III: INCUMBENTS TO SERVE UNTIL ANNUAL MEETING OF SHAREHOLDERS IN 1998:
R. Grattan Brown, Jr.*    61 Member of the law firm      1978        37,918(10)       .1%
                             of Glankler Brown, PLLC
Bruce E. Campbell, Jr.*   66 Chairman of the             1976       318,405(11)      1.3
                             Executive Committee
                             since May 1993; Chairman
                             of the Board and Chief
                             Executive Officer of the
                             Company and NBC until
                             1993; Director of RFS
                             Hotel Investors, Inc.
                             and Memphis Compress &
                             Storage Co.
Thomas M. Garrott*        59 President of the            1977     1,089,055(12)      4.3
                             Company; Chairman of the
                             Board and Chief
                             Executive Officer of the
                             Company and NBC since
                             May 1993; President of
                             NBC until May 1993.
Harry J. Phillips, Sr.+   67 Chairman of the             1977       451,613(13)      1.8
                             Executive Committee of
                             Browning-Ferris
                             Industries, Inc. (waste
                             disposal service);
                             Director of RFS Hotel
                             Investors, Inc., Buckeye
                             Cellulose Corp., and
                             Buckman Laboratories
                             International, Inc.
Rudi E. Scheidt#          72 Private Investor            1977     1,304,941(14)      5.1

----------
 * Member of the Executive Committee of the Board of Directors
 # Member of the Audit Committee of the Board of Directors
 + Member of the Salary and Benefits Committee
(1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For purposes of calculating the percent of Common Stock beneficially owned, all shares that are subject to options that are exercisable within 60 days are deemed to be presently outstanding.
(2) Does not include shares owned by Peggy W. Canale, mother of John D. Canale, III. See "PRINCIPAL SHAREHOLDERS".
(3) Includes 161,245 shares owned by the estate of his father, John D. Canale. As an executor of the estate, Mr. Canale shares investment and voting power and disclaims any beneficial ownership of the shares. Also includes 100 shares held by Mr. Canale as custodian for his nephew, as to which he disclaims any beneficial interest.

 (4) Includes 1,500 shares owned by Mr. Jenkin's wife, as to which Mr. Jenkins disclaims any beneficial interest.
 (5) Does not include 1,006 shares owned by Mr. Mallory's wife, as to which Mr. Mallory disclaims any beneficial interest.
 (6) Includes 9,904 shares held as trustee for certain family members and 58,758 shares held by Mr. McGehee's wife, as to which Mr. McGehee disclaims any beneficial interest.
 (7) Includes 2,085 shares held by Mr. Barton and his wife as custodians for their sons, as to which Mr. Barton disclaims any beneficial interest.
 (8) Includes 29,079 shares held by Mr. Cicala's wife.
 (9) Does not include 1,358 shares held by Mr. Stewart's wife.
(10) Includes 3,655 shares held by Mr. Brown's wife as to which he disclaims any beneficial interest.
(11) Includes 135,000 shares that Mr. Campbell has the right to purchase upon the exercise of stock options and 24,797 shares attributable to Mr. Campbell in the Company's Employee Stock Option Plan as to which Mr. Campbell has the power to direct voting. Also includes 16,725 shares held by his wife and sons, as to which he disclaims any beneficial interest, and 65,876 shares held jointly by Mr. Campbell and his wife.
(12) Includes 93,120 shares that Mr. Garrott has the right to purchase upon the exercise of stock options. Also includes 17,916 shares attributable to Mr. Garrott in the Company's Employee Stock Ownership Plan and 3,175 shares under the Company's Taxable Income Reduction Account ("TIRA") as to which Mr. Garrott has the power to direct voting. Also includes 114,720 shares held by Mr. Garrott as trustee for the benefit of his children, 23,450 shares held by Mr. Garrott's wife, and 105,000 shares held by MBA Corp., all of which shares of MBA Corp. are owned by his children, as to which Mr. Garrott disclaims any beneficial interest.
(13) Includes 60,083 shares owned by Mr. Phillips's wife, as to which Mr. Phillips disclaims any beneficial interest.
(14) Includes 769,510 shares held by Mr. Scheidt as trustee for the benefit of his children, of which he has sole voting and investment power, and as to which Mr. Scheidt disclaims any beneficial interest. Does not include 383,023 shares held by his wife.

COMPENSATION OF DIRECTORS

  During 1996, the Company's directors were paid a fee of $500 per Board meeting attended and, except for directors who are officers of the Company or its subsidiaries, $150 per committee meeting attended. The Company's directors were also directors of NBC and as such received a fee of $500 per NBC Board meeting attended and, except for directors who are officers of the Company or its subsidiaries, $150 per NBC committee meeting attended during 1996. Except for directors who are officers of the Company or its subsidiaries, the directors received an annual retainer of $2,000 from the Company, payable semi-annually, and an annual retainer of $2,000 from NBC, payable semi-annually. Pursuant to the provisions of the Company's 1994 Stock Plan, the outside directors of National Bank of Commerce who attended 11 of 12 Board meetings during 1994 and outside directors of the Company's banks in Nashville, Knoxville and Belzoni who attended all four quarterly Board meetings during 1995 received 100 shares of NCBC stock as compensation for their attendance.

  Effective January, 1997 the Company's directors are being paid a fee of $2,000 per Board meeting attended and, except for directors who are officers of the Company or its subsidiaries, $150 per committee meeting attended ($250 for the committee chairman). Also effective January, 1997 NBC's directors are being paid a fee of $2,000 per Board meeting attended and, except for directors who are officers of the Company or its subsidiaries, $150 per committee meeting attended ($250 for the committee chairman). Except for directors who are officers of the Company or its subsidiaries, the directors receive an annual retainer of $4,000 from the Company, payable semi-annually, and an annual retainer of $4,000 from NBC, payable semi-annually. Pursuant to the provisions of the Company's 1994 Stock Plan, the outside directors of the Company and National Bank of Commerce who attend six of six of each of the Boards' meetings during the year and outside directors of the Company's banks in Nashville, Knoxville and Belzoni who attend all four quarterly Board meetings during the year will receive 100 shares of NCBC stock as additional compensation for their attendance.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and greater than 10% shareholders ("Reporting Powers") to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from such Reporting Persons with respect to the period from January 1, 1996 through December 31, 1996, all filing requirements applicable to Reporting Persons have been met.

MANAGEMENT STOCK OWNERSHIP

  The following table sets forth the number of shares of Common Stock and the percentage of shares of Common Stock outstanding beneficially owned by the Company's Chief Executive Officer, the four other most highly compensated executive officers of the Company and its subsidiaries, and all directors and officers as a group, as of February 1, 1997.

                                             NUMBER OF SHARES OF
                                          COMMON STOCK BENEFICIALLY   PERCENT OF
                                         OWNED AS OF FEBRUARY 1, 1997   CLASS
                                         ---------------------------- ----------
Thomas M. Garrott......................           1,089,055(1)            4.3%
Lewis E. Holland.......................              56,320(2)            0.2
William R. Reed, Jr....................             147,118(3)            0.6
Gary L. Lazarini.......................             148,180(4)            0.6
Mackie H. Gober........................             130,221(5)            0.5
All directors and executive officers as
 a group
 (20 persons)..........................           5,662,809(6)(7)        22.3

--------
(1) See Note 12 under the caption "MANAGEMENT OF THE COMPANY--Directors" above.
(2) Includes 378 shares attributable to Mr. Holland pursuant to the Company's Employee Stock Ownership Plan and 45,800 shares that he has the right to purchase upon the exercise of stock options, and 142 shares attributable to him under the Company's Taxable Income Reduction Account ("TIRA").
(3) Includes 14,671 shares attributable to Mr. Reed pursuant to the Company's Employee Stock Ownership Plan and 42,840 shares that he has the right to purchase upon the exercise of stock options. Includes 89,607 shares held by Mr. Reed's wife as to which Mr. Reed disclaims any beneficial interest.
(4) Includes 22,348 shares attributable to Mr. Lazarini pursuant to the Company's Employee Stock Ownership Plan and 27,340 shares that he has the right to purchase upon the exercise of stock options, and 1,959 shares attributable to him under the Company's Taxable Income Reduction Account ("TIRA"). Includes 45,168 shares held by Mr. Lazarini's wife as to which Mr. Lazarini disclaims any beneficial interest.
(5) Includes 14,939 shares attributable to Mr. Gober pursuant to the Company's Employee Stock Ownership Plan and 26,040 shares that he has the right to purchase upon the exercise of stock options.
(6) Includes an aggregate of 344,100 shares of Common Stock purchasable upon the exercise of stock options by the Chief Executive Officer, the four other most highly compensated executive officers and all directors and executive officers as a group. Also includes an aggregate of 130,037 shares under the Company's Employee Stock Ownership Plan and 9,945 under the Taxable Income Reduction Account attributable to the Chief Executive Officer, the four other most highly compensated executive officers and all directors and executive offices as a group.
(7) Does not include Common Stock beneficially owned by Directors Emeritus, NBC Directors, other officers of the Company, or officers of NBC's Management Committee who are not listed above (approximately 4%).

BOARD COMMITTEES AND ATTENDANCE

  The Company's Board of Directors has four principal standing committees--the Executive Committee, the Audit Committee, the Salary and Benefits Committee, and the Management/Nominating Committee. The Executive Committee, composed of Messrs. Campbell (Chairman), Brown, Canale, Garrott, Mallory and McGehee, has, and may exercise, all the authority of the full Board between Board meetings with respect to matters other than the amendment of the Charter or By-laws of the Company, the adoption of a plan of merger or consolidation, or the disposition of substantially all of the assets or dissolution of the Company.

  The membership and principal functions of the Audit Committee are described under the caption "ACCOUNTING MATTERS" below.

  The membership and principal functions of the Salary and Benefits Committee are described under the caption "REPORT OF THE STOCK OPTION AND MANAGEMENT COMPENSATION COMMITTEE" below.

  The Company has a Management/Nominating Committee which consults with the Chairman and Chief Executive Officer concerning management succession. Any nominees submitted to the full Board of Directors to fill vacancies or new seats on the Board are the result either of recommendations to the Board by the Chairman and Chief Executive Officer with a consensus of the Committee, or recommendations by a majority of the Committee with the concurrence of the Chairman. Presently, the Company has no formal procedures by which shareholders may submit nominees to the Committee. The members of the Management/Nominating Committee are Messrs. Stewart (Chairman), Brown, John Canale, Jenkins, McGehee, Mallory and Phillips.

  During 1996, the Board of Directors held twelve meetings. Due to the frequent meetings of both the Company's and NBC's Boards and the fact that the Executive Committee of NBC met bi-weekly and the Audit Committee of NBC met eleven times during 1996 (the memberships of both committees being identical to their Company counterparts during 1996), neither the Executive Committee nor the Audit Committee of the Company met during 1996. The Salary and Benefits Committee held one meeting and the Management/Nominating Committee held two meetings during 1996.

  Because of conflicting schedules, in 1996 Messrs. Jenkins, Mallory and Phillips attended fewer than 75% of the Company's Board meetings and meetings of committees of the Board on which they served.

               COMPENSATION OF MANAGEMENT AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain summary information for the years indicated with respect to the compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company and its subsidiaries (hereinafter referred to as the "named executive officers").

                                                           ANNUAL              LONG-TERM
                                                      COMPENSATION(1)        COMPENSATION
                                                    -------------------- ---------------------
                                                                                AWARDS
                                                                         --------------------- ALL OTHER
                                                                         SECURITIES UNDERLYING COMPENSA-
            NAME AND PRINCIPAL POSITION        YEAR SALARY ($) BONUS ($)  OPTIONS GRANTED (#)  TION ($)
            ---------------------------        ---- ---------- --------- --------------------- ---------
 Thomas M. Garrott. Chairman of the Board,     1996  417,000    303,750         50,000           4,826(2)
                    President, Chief           1995  334,000    241,500         50,000           9,317(3)
                    Executive
                    Officer and Director of    1994  334,000    161,000         50,000          29,672(4)
                    the
                    Company; Chairman of the
                    Board, Chief Executive
                    Officer and Director of
                    NBC
 Lewis E. Holland . Executive Vice             1996  206,000    120,000         25,000           4,826(2)
                    President,
                    Treasurer, and Chief       1995  166,000    156,000         15,000           1,962(3)
                    Financial
                    Officer of the Company     1994   83,000     70,000         58,000           1,135(4)
                    and
                    Director of NBC
 William R. Reed,   Executive Vice President   1996  190,000     72,000         15,000           4,826(2)
  Jr. ............. of the
                    Company, Director of       1995  165,000     54,250         15,000           4,273(3)
                    NBC,
                    Chairman of the Board of   1994  165,000     52,700         15,000          12,859(4)
                    Nashville Bank of Com-
                    merce
                    and NBC Bank, FSB (Knox-
                    ville), Chairman and
                    Chief Executive Officer
                    of NBC Bank, FSB (Belzo-
                    ni)
 Gary L. Lazarini.. Chairman of NBC Capital    1996  175,000     70,000          5,000           4,826(2)
                    Markets Group, Inc.;       1995  161,000     75,670          7,500           4,951(3)
                    Executive
                    Vice President of NBC      1994  161,000     41,860            --           16,748(4)
 Mackie H. Gober... President of National            166,000     52,000         15,000           4,826(2)
                    Bank of                    1996
                    Commerce and Director      1995  126,000     46,800         15,000           4,266(3)
                    of NBC                     1994  122,000     60,000          8,000          10,365(4)

----------
(1) The Company also provides certain perquisites and other personal benefits (i.e., auto allowance) to the named executive officers which do not exceed either $50,000 or 10% of each named executive officer's total annual salary and bonus. Includes directors' fees of an aggregate of $12,000 paid to Mr. Garrott, $6,000 paid to Mr. Holland, $10,000 to Mr. Reed and $6,000 to Mr. Gober for 1996; an aggregate of $12,000 paid to Mr. Garrott, $6,000 paid to Mr. Holland, $10,000 paid to Mr. Reed and $6,000 paid to Mr. Gober for 1995; an aggregate of $12,000 paid to Mr. Garrott, $3,000 paid to Mr. Holland, $10,000 paid to Mr. Reed and $2,000 paid to Mr. Gober for 1994.
(2) In 1996, all other compensation to named executive officers included an allocation of company contributions under the Company's Employee Stock Ownership Plan of $4,826 each to Messrs. Garrott, Holland, Reed, Lazarini, and Gober.
(3) In 1995, all other compensation to named executive officers included (i) split dollar life insurance premiums of $7,355 for Mr. Garrott, $2,311 for Mr. Reed, $2,989 for Mr. Lazarini, and $2,304 for Mr. Gober, and (ii) allocation of Company contributions under the Company's Employee Stock Ownership Plan of $1,962 to each Messrs. Garrott, Holland, Reed, Lazarini, and Gober.
(4) In 1994, all other compensation to named executive officers included (i) split dollar life insurance premiums of $27,544 for Mr. Garrott, $10,731 for Mr. Reed, $14,620 for Mr. Lazarini, and $8,663 for Mr. Gober, and (ii) allocation of Company contributions under the Company's Employee Stock Ownership Plan of $2,128 to each Messrs. Garrott, Reed, and Lazarini, $1,135 to Mr. Holland, and $1,702 to Mr. Gober.

STOCK OPTION PLANS

  During 1994, the shareholders approved the Company's 1994 Stock Plan (the "1994 Plan"), which reserved 1,050,000 shares of Company's Common Stock for use under the 1994 Plan. Unoptioned shares under previous plans were transferred to reserved shares for the 1994 Plan. During 1990, the Board of Directors and shareholders approved the Company's 1990 Stock Plan (the "1990 Plan"), which reserved 675,000 shares of the Company's Common Stock for the granting of options and restricted stock to key employees. The 1990 Plan amended the Company's 1986 Stock Option Plan (the "1986 Plan") and the 1982 Incentive Stock Option Plan (the "1982 Plan") and merged such amended and restated plans into the 1990 Plan.

  Options are granted at the then prevailing market price. Options became exercisable six months subsequent to the date of grant under the 1982 Plan and become exercisable in equal parts at the end of the year of grant over the succeeding five to ten years under the 1986, 1990 and 1994 Plans. At the discretion of the 1982 Plan's administering committee, stock appreciation rights were attached to some of the options, whereby the optionee may receive cash for the difference between the exercise price of the related option and the fair market value of the Company's Common Stock. The Plans are restricted to eligible officers and key employees. Amounts set forth in the following tables reflect the effect of all stock dividends and splits declared through 1996.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information with respect to the grant of stock options under the Company's Stock Plans to the named executive officers for the year ended December 31, 1996.

                   INDIVIDUAL GRANTS(1)
------------------------------------------------------------
                                                                  POTENTIAL
                                                              REALIZABLE VALUE
                           PERCENT OF                            AT ASSUMED
                              TOTAL                             ANNUAL RATES
                NUMBER OF    OPTIONS                           OF STOCK PRICE
               SECURITIES  GRANTED TO   EXERCISE                APPRECIATION
               UNDERLYING   EMPLOYEES      OR                  FOR OPTION TERM
                 OPTIONS       IN      BASE PRICE EXPIRATION -------------------
    NAME       GRANTED (#) FISCAL YEAR   ($/SH)      DATE       5%       10%
    ----       ----------- ----------- ---------- ---------- -------- ----------
Thomas M.
 Garrott.....    50,000       18.6%      $28.75    3-20-04   $701,213 $1,726,150
Lewis E. Hol-
 land........    25,000        9.3        28.75    3-20-04    350,606    863,075
William R.
 Reed, Jr. ..    15,000        5.6        28.75    3-20-04    210,364    517,845
Gary L.
 Lazarini....     5,000        1.9        28.75    3-20-04     70,121    172,615
Mackie H. Go-
 ber.........    15,000        5.6        28.75    3-20-04    210,364    517,845

--------
(1) Options become exercisable in equal parts over the five years succeeding the date of grant.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES

  The following table sets forth certain information with respect to options exercised during 1996 and the value of unexercised options and SARs held by the named executive officers of the Company and its subsidiaries at December 31, 1996.



                                                        NUMBER OF
                             1996 EXERCISES            SECURITIES                 VALUE OF
                         ----------------------        UNDERLYING                UNEXERCISED
                           SHARES                      UNEXERCISED              IN-THE-MONEY
                         ACQUIRED ON   VALUE          OPTIONS/SARS              OPTIONS/SARS
                          EXERCISE    REALIZED        AT FY-END (#)            AT FY-END($)(2)
    NAME                     (#)       ($)(1)   EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
    ----                 ----------- ---------- ------------------------- -------------------------
Thomas M. Garrott.......   207,900   $4,196,617      93,120/150,255         $1,344,079/$2,740,758
Lewis E. Holland........       --           --       45,800/ 52,200            682,700/   676,175
William R. Reed, Jr. ...       --           --       42,840/ 30,960            743,752/   387,344
Gary L. Lazarini........       --           --       53,327/ 12,460          1,181,005/   157,906
Mackie H. Gober.........     9,000      226,377      26,040/ 27,260            371,876/   329,094

----------
(1) Market value of underlying securities at exercise minus the exercise price.
(2) Market price at year end less exercise price.

PENSION PLAN TABLE

  The Company maintains a non-contributory, defined benefit retirement plan, which covers all eligible employees of the Company. The following table describes estimated retirement benefits payable under the retirement plan to employees in the specified period-of-service and compensation classifications, assuming retirement at age 65 on February 1, 1997. Retirement benefits are not subject to social security deductions or offsets.

                               CREDITED SERVICE
 FINAL     --------------------------------------------------------------------
  PAY      5 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
--------   -------    --------    --------    --------    --------    --------
$125,000   $11,886    $35,658     $47,544     $59,430     $71,314     $83,201
 150,000    14,423     43,271      57,696      72,119      86,542     100,967
 175,000    15,439*    46,317*     61,756*     77,195*     92,633*    108,073*
 200,000    15,439*    46,317*     61,756*     77,195*     92,633*    108,073*
 225,000    15,439*    46,317*     61,756*     77,195*     92,633*    108,073*
 250,000    15,439*    46,317*     61,756*     77,195*     92,633*    108,073*
 300,000    15,439*    46,317*     61,756*     77,195*     92,633*    108,073*
 400,000    15,439*    46,317*     61,756*     77,195*     92,633*    108,073*
 450,000    15,439*    46,317*     61,756*     77,195*     92,633*    108,073*
 800,000    15,439*    46,317*     61,756*     77,195*     92,633*    108,073*

----------
* Represents the maximum legal permissible benefit under the retirement plan for individuals retiring in 1996.

  The retirement plan contains a five-year vesting requirement, effective January 1, 1989, and provides remuneration upon retirement at age 65 based generally upon average compensation for the five calendar years preceding retirement and years of service, with additional preretirement disability and death benefits. Benefits are calculated on the normal retirement option available to participants, which is ten years certain and life. Compensation covered by the retirement plan includes base salaries, overtime pay, commissions and bonuses. Covered compensation for commissioned employees is limited to $50,000. In 1996, covered compensation for Messrs. Garrott, Holland, Lazarini, Reed and Gober was $763,750, $345,000, $255,000, $272,000 and $217,000, respectively. At
December 31, 1996, Messrs. Garrott, Holland, Lazarini, Reed, and Gober had 14, 3, 37, 27 and 26 years of credited service, respectively, under the retirement plan.

  The Board of Directors has also adopted a restoration pension plan that would restore any portion of the pension payable to any participant in the retirement plan which cannot be paid from such retirement plan due to the maximum benefit limitations imposed by Section 415 and by the maximum compensation limitations imposed by Section 401(a)(17) of the Internal Revenue Code. If Messrs. Garrott, Holland, Lazarini, Reed and Gober work for NBC until age 65 at their 1996 rate of compensation, the restoration pension plan will provide additional annual benefits of $431,690, $128,360, $125,643, $80,010 and $36,117, respectively.

EMPLOYMENT AGREEMENTS

  NBC entered into employment agreements with Mr. Thomas M. Garrott dated as of September 1, 1993, Mr. William R. Reed, Jr. dated as of January 1, 1992, Mr. Mackie H. Gober and Mr. Gary L. Lazarini dated as of September 1, 1993 and Mr. Lewis E. Holland dated as of July 1, 1994 (the "Agreements"). Except as noted below, each Agreement contains substantially the same terms and provisions. The Agreements supersede and terminate any other agreements previously existing concerning employment or compensation for such officers, except for the Deferred Compensation Agreement for Mr. Garrott described below, which remains in effect.

  Mr. Garrott will be employed by NBC in his current position for a continuously renewing term of five years until he reaches age 65, at which time the term automatically becomes a continuously renewing term of one year until notice of termination is given by either party. Mr. Garrott is employed at a guaranteed annual base salary of $485,000 (which may be increased at the discretion of NBC). Mr. Reed will be employed by NBC in his current position for a continuously renewing term of three years until he reaches age 65 at a guaranteed annual base salary of $200,000 (which may be increased at the discretion of NBC). Mr. Gober will be employed by NBC in his current position for a continuously renewing term of three years until he reaches age 65 at a guaranteed annual base salary of $165,000 (which may be increased at the discretion of NBC). Mr. Lazarini will be employed by NBC in his current position for a continuously renewing term of three years until he reaches age 65 at a guaranteed annual base salary of $185,000 (which may be increased at the discretion of NBC). Mr. Holland will be employed by NBC in his current position for a continuously renewing term of five years until he reaches age 65 at a guaranteed annual base salary of $225,000 (which may be increased at the discretion of NBC).

  Each Agreement may be terminated by NBC for cause (as defined in the Agreements). In addition, the Agreements of Messrs. Garrott, Reed, Gober and Lazarini may be terminated without cause upon the giving of five years' notice for Mr. Garrott and upon the giving of three years' notice to Messrs. Reed, Gober and Lazarini during which time the officer would be converted to part-time status as described below. The Agreement of Mr. Holland may be terminated without cause upon the giving of written notice to Mr. Holland and the officer would immediately be placed on part-time status, as described below, until age sixty-five (65). Further, under the Agreements of Messrs. Garrott, Reed, Gober, Lazarini and Holland, in the event that (i) NBC breaches the terms of the respective Agreements in any material respect, (ii) the respective officer is not reelected or reappointed to his current position (without cause), or (iii) under Mr. Garrott's Agreement, the officer's duties, responsibilities, powers, authority and functions are increased, changed or diminished (without cause and without the officer's consent), or under Mr. Reed's, Mr. Gober's, Mr. Lazarini's and Mr. Holland's Agreement, their duties, powers, and authority are diminished (without cause and without the officer's consent), the respective officers are entitled to convert to part-time status for the terms permitted in their respective Agreements.

  If Messrs. Garrott, Reed, Gober or Lazarini are converted to part-time status, the officer would be entitled to a guaranteed annual base salary equal to seventy-five percent (75%) of the officer's average annual total direct compensation (as defined in the Agreements) for a period of up to five years for Mr. Garrott and three years for Mr. Reed, Mr. Gober and Mr. Lazarini. If Mr. Holland converts to part-time status, the officer would be entitled to a guaranteed minimum annual base salary (a) from the date the officer goes on part-time status for a period of 5 years or (b) from the date he goes on part-time status until he attains age 65, whichever is shorter, in an amount equal to 75% of the officer's average of annual total direct compensation (as defined in the Agreement) provided that the guaranteed minimum annual base salary shall not be less than 75% of $300,000. Each Agreement also provides that the officer may elect to terminate the Agreement at any time upon 90 days' notice (with or without cause) and upon such a termination receive his salary as provided in the Agreement during the 90-day notice period and a lump-sum payment equal to three months' pay upon the expiration of such 90-day period. Under Mr. Garrott's Agreement, on or after November 3, 1999, and while employed on active status, Mr. Garrott is entitled to convert to part-time status until age 65.

  The Agreements provide that in the event of a "change of control" (as defined below) involving NBC or the Company, Mr. Garrott, if on full-time or part-time status, and Mr. Reed, Mr. Gober and Mr. Lazarini, if on full-time status or during the first twelve months of part-time status, may elect to receive severance pay in an amount equal to three times his average annual compensation for the most recent five-year period preceding the change in control minus one dollar. Payment of such amount terminates the officer's right to receive the guaranteed annual base salary pursuant to the Agreement; however, such amount would be in addition to amounts otherwise payable to the officer under the Agreement (including reimbursement of expenses and attorney's fees) and other current or future oral or written agreements or plans. The Agreements further provide that NBC will indemnify the officer for adverse tax consequences arising out of the assertion that any payments under the Agreements are subject to any special excise or similar purpose tax directed at change of control payments. The value received from accelerated vesting of stock options as a result of a change in control may also be deemed to be change in control payments. If aggregate change of control payments equal or exceed three times the officer's average annual compensation for the most recent five-year period preceding the change in control, such an excise tax could be asserted. In such case, the payments also will not be deductible by the Company for federal income tax purposes. A change in control is deemed to occur if, with or without the approval of NBC's Board of Directors, (i) more than 25% of the voting stock of NBC or NBC's parent (a company owning 25% of the voting stock of NBC) is acquired by any person other than a person that includes the officer, or (ii) as the result of a tender offer, merger, consolidation, sale of assets, contested election, or any combination of such transactions, the persons who were directors of NBC or NBC's parent immediately before the transaction shall cease to constitute a majority of the Board of Directors of NBC, NBC's parent, or of any successor to either.

  The Agreements also include provisions that prohibit Messrs. Garrott, Reed, Gober, Lazarini and Holland during the terms of their respective Agreements and for two years thereafter from engaging in commercial banking activity in Shelby County, Tennessee (or in any other county in which NBC or its affiliates engage in banking activity representing a specified minimum amount of income of NBC or its affiliates), unless the officer's employment is terminated for cause (as defined in the Agreement). In addition, Mr. Garrott is prohibited from engaging in any business related to banking in supermarkets or other retail stores for the same period. The Agreements provide for benefits to Messrs. Garrott, Reed, Gober, Lazarini and Holland (or their designated beneficiaries) in the event of disability or death. Mr. Garrott's Agreement also provides certain medical and dental insurance benefits for the employee and his spouse.

  On December 1, 1983, NBC and Mr. Garrott entered into a Deferred Compensation Agreement which entitled Mr. Garrott to receive monthly retirement benefits equal to the excess, if any, of the monthly retirement benefits that would have been payable to Mr. Garrott under the Company's Retirement Plan if Mr. Garrott had been employed by the Company since January 1, 1964, over the monthly retirement benefits actually payable to Mr. Garrott under his previous employer's pension plan.

                  REPORT OF THE SALARY AND BENEFITS COMMITTEE

  The Salary and Benefits Committee (the "Committee") of the Board of Directors of the Company reviews the Company's executive compensation policies and programs and submits recommendations to the Board of Directors. The members of the Committee are Messrs. Phillips (Chairman), Cicala, Farnsworth and Stewart, all of whom are non-employee directors.

  The Committee re-engaged the services of a nationally recognized compensation consulting firm to update the findings and recommendations of the 1994 executive compensation study. The study compares the compensation practices of NCBC to other financial institutions based on asset size, earnings performance and survey data. Although none of the companies in the Peer Group were included in the KBW 50 Bank Stock Index, an index of national financial institutions which the Company uses in evaluating its financial performance, the Committee believes that this is an appropriate Peer Group for compensation comparison purposes. The Peer Group indicated how comparably sized financial institutions were compensating executives with similar responsibilities as those of the Company's executive officers.

  Compensation awarded to executive officers is designed to assure that the Company continues to attract, motivate and retain executives of superior abilities. The Company's general goal for compensating its executive officers is to provide competitive compensation in the median or upper range of that received by executive officers with similar duties and responsibilities at financial institutions in the Peer Group.

  The compensation of the Company's top executive officers, including the Chief Executive Officer, is specifically linked to the overall financial performance of the Company. Annual incentive bonuses are awarded to executive officers on the basis of group, division, individual and overall corporate performance. The Company's compensation program rewards key officers for the enhancement of shareholder value by providing key officers with appropriate ownership interests in the Company through awards of stock options. In reviewing the performance of the Company's key officers other than Mr. Garrott, the Committee takes Mr. Garrott's recommendations into account. The Committee will review the qualifying compensation regulations issued by the Internal Revenue Service (the "Service"). Currently, compensation is not expected to exceed the $1 million base; therefore, compensation should not be affected by the Service's qualifying compensation regulations.

BASE SALARY

  Each executive officer's base salary is based primarily upon the competitive market for the executive officer's services. However, Messrs. Garrott, Holland, Reed, Lazarini and Gober are guaranteed minimum base salaries in accordance with the terms and conditions of each of their particular employment agreements with NBC. See "COMPENSATION OF MANAGEMENT AND OTHER INFORMATION--Employment Agreements."

ANNUAL INCENTIVE PLAN

  The Company's annual incentive plan is designed to give executive officers and other key employees additional incentive to maximize the Company's long-term return for its shareholders. The cash awards under the Company's annual incentive plan to its executive officers are determined by a two-step process that considers both the performance of the Company as a whole during the year and the individual performance of each executive officer. No awards are granted if the Company fails to achieve the minimum financial goals approved by the Board of Directors.

  Annual incentive awards for executive officers in 1996 were awarded pursuant to an annual incentive plan approved by the Committee and ratified by the Board of Directors. Under this plan, amounts awarded to executive management were between 20% and 75% of base salary.

  In 1996, the annual incentive plan for certain executive officers allowed participants to earn a bonus based upon (1) the Company's 1996 earnings growth, defined as the Company's consolidated net income comparing 1996 to 1995, (2) the individual's performance, and (3) the Company's ranking on the Keefe, Bruyette and Woods "Honor Roll". Each component was considered separately. The individual performance criteria of Messrs. Holland, Reed, Lazarini and Gober, included a targeted increase in the net income of certain subsidiaries of the Company and the achievement of specific results for the Company and its subsidiaries.

STOCK OPTION PLANS

  The Committee considers stock options under the 1994 Plan for key employees, including key executive officers of the Company and its subsidiaries. Stock options are designed to align the interests of the Company's officers with those of its shareholders. Stock options are granted by the Committee to those key employees whose responsibilities place them in a position to make contributions to the overall financial success of the Company. These options are granted with an exercise price equal to the market price of the Common Stock on the day of grant and vest ratably over a period of five years. Since the full benefits of these options cannot be realized unless the Company's stock price appreciates over time, the creation of shareholder value is facilitated. More than 250 key employees of the Company and its subsidiaries have been granted stock options. This represents approximately 20% of the total full-time employees of the Company and its subsidiaries.

  In 1996, the Committee approved grants of non-qualified stock options to executive officers based upon the performance contributions of the particular executive officer in light of the same individual performance factors utilized in determining incentive awards, as described above, and the recommendations of an independent executive compensation consulting firm. The consultants considered comparable levels of responsibilities at peer banks based on asset size and overall financial performance.

CHIEF EXECUTIVE OFFICER'S 1996 COMPENSATION

  The base salary of Mr. Garrott was increased during 1996 to $405,000. The Committee specifically considered (i) Mr. Garrott's individual performance as Chairman, President and Chief Executive Officer, (ii) the Company's strong financial performance and (iii) the compensation paid to the chief executive officers of banking institutions of comparative size. The factors were considered subjectively, and none were given any specific weight.

  Based on the Company's attaining a growth in consolidated net income and an improvement in the efficiency ratio, Mr. Garrott earned a bonus equal to 50% of his base salary. Additionally, Mr. Garrott had an opportunity to earn an additional 25% of base salary if the Company were to rank in the top five banks of the Keefe, Bruyette and Woods Honor Roll. The Honor Roll includes those banks with the highest growth in earnings per share over a rolling 10-year basis with in earnings during the period.

  The Company continued to be ranked in the top five for 1996, therefore Mr. Garrott earned the maximum award of 25% for a total bonus award equal to 75% of his base salary (i.e., $303,750 bonus award). Mr. Garrott was also awarded an option grant of 50,000 shares of common stock. The Committee considered the Company's overall performance, Mr. Garrott's contribution to the Company's success and the number of options previously granted to Mr. Garrott.

ELEVEN-YEAR STOCK PERFORMANCE

  The line graph below reflects the cumulative eleven-year shareholder return (assuming reinvestment of dividends) on the Company's Common Stock compared to such return of the S&P 500 Stock Index, the Southeastern regional bank holding companies listed below, and the Tennessee bank holding companies listed below. The graph reflects investment of $100 on December 31, 1984 in the Company's Common Stock, the S&P Stock Index, the Southeastern bank holding companies listed below (weighted by market capitalization), and the Tennessee bank holding companies listed below (weighted by market capitalization). In December 1984, the Company sold its headquarters building complex and reinvested the proceeds in higher-yielding assets. It was a significant date in the financial history of the Company.


                             [GRAPH APPEARS HERE]

                          COMPARATIVE TOTAL RETURNS*
              NCBC, S&P 500, SOUTHEASTERN BANKS, TENNESSEE BANKS

Measurement period              NCBC     SOUTHEASTERN   TENNESSEE    S&P 500
(Fiscal Year Covered)                        Index       Index        Index
---------------------           --------     --------    --------   --------
Measurement PT -
FYE 12/31/84                    $  100        $ 100       $ 100      $ 100

FYE 12/31/85                    $  183.46     $ 118.83    $ 138.92   $ 131.57
FYE 12/31/86                    $  208.43     $ 127.95    $ 168.72   $ 155.87
FYE 12/31/87                    $  355.38     $ 114.80    $ 128.96   $ 164.03
FYE 12/31/88                    $  372.00     $ 143.05    $ 146.37   $ 191.60
FYE 12/31/89                    $  362.49     $ 181.54    $ 146.98   $ 251.93
FYE 12/31/90                    $  325.48     $ 139.60    $  90.99   $ 243.94
FYE 12/31/91                    $  607.50     $ 246.22    $ 199.56   $ 318.46
FYE 12/31/92                    $  762.59     $ 314.52    $ 298.67   $ 343.24
FYE 12/31/93                    $  926.06     $ 316.53    $ 333.33   $ 377.57
FYE 12/31/94                    $  962.43     $ 317.07    $ 323.67   $ 382.57
FYE 12/31/95                    $1,142.01     $ 479.99    $ 527.34   $ 526.06
FYE 12/31/96                    $1,705,35     $ 673.90    $ 668.85   $ 648.36



(1) Includes the following Southeastern bank holding companies, which are the five largest Southeastern-based bank holding companies: Barnett Banks, Inc., First Union Corporation, NationsBank Corporation, SunTrust Banks, Inc., Wachovia Corporation.

(2) Includes the following Tennessee bank holding companies, which are the only bank holding companies headquartered in Tennessee that are larger than the
Company: First American Corporation, First Tennessee National Corporation, Union Planters Corporation.

                                                  Harry J. Phillips, Sr.
                                                  Edmond D. Cicala
                                                  Thomas C. Farnsworth, Jr.
                                                  Sidney A. Stewart, Jr.

                       FIVE-YEAR STOCK PERFORMANCE GRAPH

  The line graph below reflects the cumulative five-year shareholder return (assuming reinvestment of dividends) on the Company's Common Stock compared to such return of the S&P 500 Stock Index and the KBW 50 Bank Stock Index. The graph reflects investment of $100 on December 31, 1990 in the Company's Common Stock, the S&P 500 Index and the KBW 50 Bank Stock Index.




                             [GRAPH APPEARS HERE]

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
                  AMONG NCBC, S&P 500 INDEX AND KBW 50 INDEX

Measurement period              NCBC         S&P 500     KBW 50
(Fiscal Year Covered)                        Index       Index
---------------------           --------     --------    --------
Measurement PT -
12/31/91                        $ 100        $ 100       $ 100

FYE 12/31/92                    $ 125.53     $ 107.78    $ 127.40
FYE 12/31/93                    $ 152.44     $ 118.56    $ 134.41
FYE 12/31/94                    $ 158.43     $ 120.13    $ 127.55
FYE 12/31/95                    $ 187.99     $ 165.19    $ 204.34
FYE 12/31/96                    $ 280.72     $ 203.59    $ 289.14


              CERTAIN TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

  Some of the officers and directors of the Company and its subsidiaries, including some of the nominees described above, and certain of their associates and immediate family members (including spouses, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law) are customers of the Company's subsidiaries. As customers, they have had transactions in the ordinary course of business, including borrowings. As of December 31, 1996, the Company's subsidiary banks had an aggregate of approximately $44,696,000 (14.26% of NCBC's equity and 1.90% of NCBC's net loans) in loans outstanding to such persons. This aggregate amount comprised loans to officers, directors and nominees in the amount of $3,616,000 and loans to immediate family members and corporations or other organizations that are associates of such persons in the amount of approximately $41,080,000. An aggregate of approximately $39,735,000 of this total represented loans outstanding to three directors and their associates. All of the foregoing loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of the Company, do not involve more than normal risk of collectibility or present any other unfavorable features.

  Many of the officers, directors and nominees of the Company and their associates and immediate family members maintain deposit relationships with the Company's subsidiaries in various types of accounts, including certificates of deposit. Interest rates paid on deposits of officers, directors and nominees and their associates and immediate family members are substantially similar to rates paid for comparable deposits of parties who are not affiliated with the Company.

  In December, 1987, NBC issued $1,025,000 in term notes to the Mallory Partners, a Tennessee general partnership of which W. Neely Mallory, Jr., a director of the Company, and two trusts for the benefit of his sons are general partners. The term notes were issued on substantially the same terms, including interest rates, as those prevailing for comparable transactions with other persons.

  R. Grattan Brown, Jr., a director of the Company, is a partner in the law firm of Glankler Brown. That firm from time to time represents NBC and certain other subsidiaries.

  During 1993, Bruce E. Campbell, Jr., the former Chief Executive Officer of the Company exercised his right under his employment agreement to convert to part-time status until age 65. Upon reaching age 65 on March 7, 1996, Mr. Campbell retired and has been retained by the Company as a consultant. Pursuant to his employment agreement, Mr. Campbell was paid an annual part-time base salary during 1996 of $88,382 prior to his retirement and, pursuant to his consulting agreement, was paid a consulting fee of $41,667 for the remainder of the year. During 1996, he received additional compensation consisting of director's fees of $10,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Cicala, Farnsworth, Phillips and Stewart, all of whom are non-employee directors, served as members of the Company's Stock Option and Management Compensation Committee. Some of the officers and directors of the Company, including Messrs. Cicala, Farnsworth, Phillips and Stewart, and certain of their associates and immediate family members (including spouses, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law) are customers of the Company's subsidiaries. As customers, they have had transactions in the ordinary course of business, including borrowings. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of the Company, do not involve more than normal risk of collectibility or present any other unfavorable features.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information concerning each person known to the Board of Directors of the Company to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of Common Stock of the Company as of February 1, 1997.

                           AMOUNT BENEFICIALLY
                               OWNED AS OF
     NAME AND ADDRESS       FEBRUARY 1, 1997   PERCENT OF CLASS(1)
     ----------------      ------------------- ------------------
National Bank of Commerce       1,816,229(2)          7.1%
One Commerce Square
Memphis, Tennessee 38150

D. Canale & Company             1,327,724(3)          5.2
P. O. Box 1739
Memphis, Tennessee 38101

Ruane, Cunniff & Co., Inc       1,379,365             5.4
767 Fifth Avenue
New York, NY 10153-4798

Rudi E. Scheidt                 1,304,741(4)          5.1
54 South White Station
Memphis, Tennessee 38117

----------
(1) For purposes of calculating the percent of Common Stock beneficially owned, all shares that are subject to options that are exercisable within 60 days are deemed to be presently outstanding.
(2) NBC has sole voting and investment power with respect to 832,191 of such shares, shares voting and investment power with respect to 256,527 of such shares and has no voting or investment power with respect to 727,511 of such shares. NBC has no beneficial interest in any of such shares. NBC intends to vote all of the 832,191 shares that it has discretion to vote in favor of each matter set forth in the attached Notice of Annual Meeting of Shareholders and in this Proxy Statement. As a general rule, where NBC shares voting power under these arrangements, it allows the person with whom that power is shared to vote such shares. The shares shown are held by NBC in various fiduciary or agency capacities and do not include 1,197,192 shares (4.7%) owned by the Company's Employee Stock Ownership Plan.
(3) Includes 17,266 shares owned by Peggy W. Canale. Does not include shares owned by her son John D. Canale, III, who is on the Board of Directors. See "MANAGEMENT OF THE COMPANY--Directors" above.
(4) See Note 14 under the caption "MANAGEMENT OF THE COMPANY--Directors" above.

         APPROVAL OF THE AMENDMENT AND RESTATEMENT OF 1994 STOCK PLAN

  At its meeting on January 21, 1997, the Salary and Benefits Committee (the "Committee") recommended to the Board of Directors, subject to shareholder approval, the amendment and restatement of the National Commerce Bancorporation 1994 Stock Plan, in the form of the National Commerce Bancorporation 1994 Stock Plan as Amended and Restated (the "Plan"), to become effective as of November 1, 1996. The Board recommends that the shareholders of the Company approve the Plan. The affirmative vote of the majority of the Shares of the Company's Common Stock outstanding as of March 7, 1997, the record date for the annual meeting, is required for approval of the Plan. A copy of the Plan is attached hereto as Exhibit A. Terms not otherwise defined herein shall have the meaning given such terms in the Plan.

  The purpose of the Plan is to promote the interests of the Company and its subsidiaries by encouraging key employees to continue their association with the Company and its subsidiaries and by providing such employees with additional incentive to increase the value of the Company's Common Stock (the "Stock"). The Plan provides for the Committee to grant incentive stock options ("ISOs") within the meaning of (S) 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options ("NQOs"), options which do not satisfy the requirements of (S) 422. The Committee also may award grants of Restricted Stock which become effective upon the satisfaction of one or more objective employment or other grant conditions. Additionally, the Plan provides that the Company will distribute shares of Stock to directors who satisfy certain meeting attendance requirements. The Plan provides that 1,000,000 shares of Stock be reserved for use under the plan in addition to the shares which remain available as of October 31, 1996 from the 1,050,000 shares originally reserved under the Plan. Any shares subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option and any Restricted Stock which is forfeited shall become available for use again under the Plan. The terms of any grant to a key employee shall be determined under the Plan and the related Option Agreement or Restricted Stock Agreement.

  The following discussion summarizes the principal features of the Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Plan.

  Administration. The Plan is administered in the absolute discretion of the Committee, which shall be composed of at least three members who each shall in the Company's judgment be a "non-employee director", under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" under (S) 162(m) of the Code.

  Participants. Any employee of the Company or any subsidiary or affiliate of the Company designated by the Committee may participate in the Plan; provided the Committee, acting in its absolute discretion, determines such employee to be key, directly or indirectly, to the success of the Company. The Company estimates that approximately 350 employees of the Company, its subsidiaries and affiliates presently are eligible to participate in the Plan.

  The Committee may grant Options or Restricted Stock under the Plan to such key employees as the Committee may determine, not to exceed 60,000 options for shares for each key employee for each calender year, except for the Company's Chief Executive Officer, to whom options for 100,000 shares may be granted each calender year. Each grant of an Option shall be evidenced by an Option Agreement stating whether the Option is an ISO or an NQO and such terms and conditions as the Committee deems consistent with the terms of the Plan. No Option shall be treated as an ISO to the extent that the aggregate fair market value of Stock which first becomes exercisable by an individual in any calendar year exceeds $100,000 and any such Option shall be treated as an NQO to the extent of such excess. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Agreement setting forth any conditions under which the grant will be effective and the conditions under which the key employee's interest will become nonforfeitable.

  Under the Plan, the Committee also shall establish a program under which grants of Options are conditioned on the purchase of Stock by the key employee and on the key employee holding such Stock for a specified period. All Stock purchases made by a key employee under such program shall be made in the open market and the Committee shall grant any related Option at an Option Price equal to the purchase price paid by the key employee for the Stock bought on the open market.

  Option Price. The Option Price of an Option granted under the Plan will be no less than the fair market value of the Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a key employee who is a Ten Percent Shareholder, the Option Price shall be no less than 110% of the fair market value of a share of Stock on the date of grant. The Option Agreement may, at the discretion of the Committee, provide for payment of the Option Price in cash, by check or in Stock which the key employee has held for at least 90 days, or a combination of cash, check and such Stock.

  Surrender of Options. The Committee in an Option Agreement can grant a key employee the right to surrender an Option on any date that (1) the fair market value of the Stock subject to the Option exceeds the Option Price, and (2) the Option is otherwise exercisable. In exchange for the surrendered shares, the key employee shall receive a payment (in cash or Stock, or a Combination of cash and Stock) equal to the excess of the fair market value of such shares over the Option Price for such shares on the date of surrender.

  Exercise Period. Each Option granted under the Plan will be exercisable in whole or in part as set forth in the Option Agreement under which such Option is granted, but no Option will be exercisable during the six months after the date such Option is granted, and each Option will expire after the earlier of
(1) the date such option is exercised in full, (2) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO granted to a key employee who is a Ten Percent Shareholder, or (3) the date which is the tenth anniversary of the date such option is granted if the Option is an NQO or an ISO granted to a key employee who is not a Ten Percent Shareholder. An Option Agreement may provide for the exercise of an Option after the employment of the key employee has terminated.

  In the case of Restricted Stock grants, the grant becomes effective as of the date set by the Committee or upon the timely satisfaction of all conditions to the grant. If a Restricted Stock grant fails to become effective, in whole or in part, the underlying shares of Stock are treated as forfeited. The holder of Restricted Stock is entitled to receive any cash dividends and to vote the Stock underlying such grant. A share of Stock ceases to be Restricted Stock when the key employee's interest becomes nonforfeitable under the terms of the Plan and the related Restricted Stock Agreement. The Committee may authorize a cash bonus to a key employee to pay any tax liability attributed to the Restricted Stock grant becoming nonforfeitable or to the payment of the cash bonus itself.

  Stock For Meeting Attendance. The Plan provides that each Bank Director of the Company and each Bank Director of certain subsidiaries and affiliates shall receive for each calendar year beginning with 1997, 100 shares of Stock if he or she attends all of the regularly scheduled meetings of each Board of Directors on which he or she serves. Each Director shall be required to agree upon request to hold such shares for at least 6 months and, further, for investment only.

  Securities Registration. The Company agrees to take all action it deems necessary to register the original issuance of Stock issued pursuant to the Plan under any applicable securities laws. The Company has no obligation, however, to take any action in connection with the transfer, resale or other disposition of such Stock by a key employee.

  Non-transferability. No Option or Restricted Stock granted under the Plan shall be transferable by a key employee other than by will or by the laws of descent and distribution, and such option shall be exercisable during a key employee's lifetime only by the key employee.

  Adjustment of Shares. The Plan provides for adjustment by the Committee in an equitable manner of the number, kind or class of shares of Stock (1) reserved under the Plan, (2) subject to Options and granted under the Plan, and (3) underlying Restricted Stock grants, to reflect changes in the capitalization of the Company and in the event of certain transactions which provide for the substitution or assumption of such Options or Restricted Stock grants.

  Sale or Merger of the Company. If the Company agrees to sell all or substantially all of its assets or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property, and such agreement does not provide for the assumption or substitution of all outstanding Options and Restricted Stock, the Board shall
(1) cancel unilaterally each Option granted a key employee as of any date set in advance by the Board in exchange for (a) the number of whole shares of Stock, if any, which the key employee would have received had he or she had the right to surrender his or her outstanding Options in full or had exercised that right exclusively for Stock on the date set by the Board, or (b) giving advance notice of cancellation together with the right to exercise any outstanding Option during a reasonable period before the date of the transaction; (2) cancel unilaterally each Option for which the Option Price equals or exceeds the Fair Market Value of the Stock on the set date; and
(3) deem any grant conditions and forfeiture conditions on all outstanding Restricted Stock grants to be completely satisfied on the set date.

  Term of the Plan. The Plan shall terminate either (1) on the tenth anniversary of the Plan's original effective date (i.e., September 9, 2003), in which case the Plan shall continue in effect until all outstanding grants have been surrendered, exercised, forfeited, become forfeitable or are no longer exercisable, or (2) if earlier, on the date on which all of the Common Stock reserved under the Plan has been issued or is no longer available for use under the Plan.

  Amendment to the Plan. The Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of NCBC required under (S)(S) 162(m) and 422 of the Code. The Board may also suspend the granting of Options and Restricted Stock under the Plan at any time and may terminate the Plan at any time. The Board however, may modify, amend or cancel any Options or Restricted Stock previously granted only under certain circumstances.

  Federal Income Tax Consequences Summary. This is a summary of the federal income tax consequences of the grant, exercise, or surrender of an Option and the grant of Restricted Stock under the Plan under present law. This summary is based on current federal income tax laws, regulations (including certain proposed regulations), and judicial and administrative interpretations of such laws. The federal income tax laws and regulations are frequently amended, and such amendments may or may not be retroactive with respect to transactions described in this summary. Furthermore, employees participating in the Plan may be subject to taxes other than federal income taxes, such as state and local income taxes and estate or inheritance taxes. Accordingly, prior to surrendering or purchasing shares under the Plan, or selling or otherwise disposing of such shares, or the lapse of any restrictions on any restricted stock, each employee should consult his or her own tax adviser for advice regarding the tax consequences resulting from his or her surrender, purchase, sale, or other disposition of the shares or the lapse of such restrictions, in light of his or her individual circumstances.

  Grant of Options.

  As identified in an option agreement, each Option granted under the Plan is either an ISO or a NQO. An ISO or a NQO also may include a stock appreciation right feature. Any employee is not subject to any federal income tax upon the grant of an Option pursuant to the Plan nor will the grant of an Option result in an income tax deduction for the Company.

  Exercise of Incentive Stock Options.

  As a result of the exercise of an ISO and the related transfer of Company Stock to an employee, the employee normally will not recognize any income for federal income tax purposes and the Company (or any subsidiary of the Company) normally will not be entitled to any federal income tax deduction. However, the excess of the fair market value of shares transferred upon the exercise of an ISO over the Option Price of such shares (the "spread") generally will constitute an item of alternative minimum tax adjustment for the year in which the Option is exercised. Thus, notwithstanding that an employee will not recognize income for federal income tax purposes upon the exercise of an ISO, the employee's federal income tax liability may be increased as a result of such exercise under the alternative minimum tax rules of the Code. The portion of an employee's minimum tax liability, if any, attributable to the spread may give rise to a credit against such employee's regular tax liability in later years.

  If the Company Stock transferred pursuant to the exercise of an ISO is disposed of within two years from the date of the grant of the Option or within one year from the date of exercise (the "holding periods"), the employee generally will recognize ordinary income equal to the lesser of
(1) the gain realized (which would be the excess of the amount realized on the disposition over the option price) or (2) the spread. The balance, if any, of the employee's gain over the amount treated as ordinary income on a disposition generally will be long- or short-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied. Under current law, net capital gain (which would be the excess of net long-term capital gain over net short-term capital loss) of individuals is subject to a maximum marginal tax rate of 28%, while ordinary income may be subject to tax at higher rates. The Company normally will be entitled to a federal income tax deduction equal to any ordinary income recognized by the employee.

  Following satisfaction of the holding periods, the sale or other taxable disposition of shares of Company Stock acquired by the exercise of an ISO generally will result in long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the ISO Option Price. The Company will not be entitled to any federal income tax deduction as a result of a disposition of such shares after the holding periods.

  Exercise of NQO.

  As a result of the exercise of a NQO, the employee generally will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares transferred to the employee upon exercise over the Option Price. Such fair market value generally will be determined on the date of such transfer (within the meaning of (S) 83 of the Code). The employee will recognize ordinary income in the year such fair market value is determined, and the Company generally will be entitled to a corresponding federal income tax deduction, provided the Company satisfies applicable federal income tax reporting requirements. Depending on the period the Stock is held after exercise, the sale or other taxable disposition of shares of Company Stock acquired through the exercise of a NQO generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares as determined for purposes of (S) 83 of the Code.

  Special Rules.

  Special rules will apply to an employee who exercises an Option by paying the Option Price, in whole or in part, by the transfer to the Company of previously acquired shares of Company Stock.

  Stock Appreciation Right.

  An employee will recognize ordinary income for federal income tax purposes upon the exercise of a stock appreciation right which is granted as part of an ISO or NQO under the Plan. An employee who exercises a stock appreciation right will receive cash, Company Stock or a combination of cash and Company Stock upon the exercise of such right in an amount equal to the excess of the fair market value of the surrendered shares subject to the Option over the Option Price for the surrendered shares. The employee will recognize ordinary income on any cash received as of the date he actually or constructively receives such cash and on the fair market value of any Company Stock transferred to him as a result of the exercise of such right as of the date of such transfer (as determined under (S) 83 of the Code). The Company, generally, will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the employee in the same taxable year in which the employee recognizes such income if the Company satisfies the federal income tax reporting requirements applicable to such transaction. Any gain or loss recognized upon the disposition of Company Stock acquired pursuant to the exercise of a stock appreciation right will qualify as long-term or short-term capital gain or loss depending on how long the employee holds such Stock before such disposition.

  Restricted Stock.

  The Committee has the right to grant Company Stock to an employee subject to such restrictions as the Committee deems appropriate. The taxation of a grant will be governed by (S) 83 of the Code. Thus the fair market value of the Stock will be taxable to the employee (absent an election under (S) 83(b) of the Code) as ordinary income at the time the Stock transferred to the employee pursuant to the grant no longer is subject to a substantial risk of forfeiture (as defined in (S) 83 of the Code) or the stock is transferable (within the meaning of (S) 83 of the Code) taking into account that if the employee is subject to suit under Section 16(b) of the Exchange Act of 1934, the date there no longer is a substantial risk of forfeiture or the Stock is transferable may be treated as delayed for up to six months. If an election is made under (S) 83(b) of the Code, the fair market value of the Stock will be taxable to the employee at the time the Stock is transferred to the employee pursuant to the grant. The Company, generally, will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the employee in the taxable year the employee recognizes such income if the Company satisfies the federal income tax reporting requirements applicable to such transaction.

                              ACCOUNTING MATTERS

  At its March 13, 1997 meeting, the Executive Committee of the Board of Directors appointed Ernst & Young LLP, independent certified public accountants, as auditors for the Company for the current year. Ernst & Young LLP has acted in this capacity since 1971. The Board of Directors considers Ernst & Young LLP to be well qualified and recommends that the shareholders vote to ratify that appointment.

  In view of the difficulty and expense involved in changing auditors on short notice, should the shareholders not ratify the selection of Ernst & Young LLP, it is contemplated that the appointment of Ernst & Young LLP for the fiscal year ending December 31, 1997 will be permitted to stand unless the Board of Directors finds other compelling reasons for making a change. Such disapproval by the shareholders will be considered a recommendation that the Board select other auditors for the following year.

  A representative of Ernst & Young LLP is expected to be available at the Annual Meeting. The representative will be given the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions from shareholders.

  The Audit Committee serves the principal functions of recommending to the Board of Directors the persons or firm to be employed as independent auditors of the Company; reviewing with such auditors the scope of their engagement, their report of audit and the accompanying management letter, if any; consulting with the independent auditors and management with regard to the Company's accounting methods and the adequacy of the Company's internal system of accounting control; approving professional services provided by the independent auditors; reviewing the independence of the independent auditors; and considering the range of the independent auditors' audit and non-audit fees. The members of the Audit Committee of the Board of Directors are Messrs. Cicala (Chairman), Barton, Scheidt, and Thompson.

                         ANNUAL REPORT TO SHAREHOLDERS

  The annual report of the Company for the fiscal year ended December 31, 1996, including all financial statements, is being mailed with this Proxy Statement.

                          ANNUAL REPORT ON FORM 10-K

  The Company will provide without charge, at the written request of any beneficial shareholder of record on March 7, 1997, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible shareholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of the Company's Annual Report on Form 10-K should be mailed to:

      NATIONAL COMMERCE BANCORPORATION
      One Commerce Square
      Memphis, Tennessee 38150
      Attention: Kathy Shelton
                 Assistant Treasurer

                      VOTING OF PROXIES AND REVOCABILITY

  When the Proxy is properly executed and returned to the Board of Directors, the shares represented by the Proxy will be voted as directed by the shareholder executing the Proxy unless it is revoked. If no directions are given on the Proxy with respect to any particular matter to be acted upon, the shares represented by the Proxy will be voted in favor of such matter. Any shareholder giving a Proxy may revoke it at any time before it is voted. Revocation of a Proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking it or (ii) a duly executed Proxy bearing a later date. A shareholder who is present at the Annual Meeting may revoke the Proxy and vote in person if he so desires.

                           EXPENSES OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. The Board of Directors will request banks and brokers to solicit their customers having a beneficial interest in the Company's stock registered in the names of nominees, and the Company will reimburse such banks and brokers for their reasonable out-of-pocket expenditures made in such solicitations. Proxies may be solicited by employees of the Company or NBC by mail, telephone, telecopy, telegraph and personal interview. The Board of Directors does not presently intend to pay compensation to any individual or firm for the solicitation of proxies; however, if the Board of Directors should deem it necessary and appropriate, it may retain the services of an outside individual or firm to assist in the solicitation of Proxies.

                             SHAREHOLDER PROPOSALS

  Any shareholder proposals intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company at its corporate offices no later than December 24, 1997 in order to be considered by the Board of Directors for inclusion in the proxy statement and form of proxy relating to such meeting.

                                 OTHER MATTERS

  The minutes of the Annual Meeting of the Shareholders held on April 24, 1996, will be presented at the meeting for approval. It is not intended that approval of the minutes will constitute ratification of the matters referred to therein.

  The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment thereof, it is intended that the persons named in the enclosed Proxy will vote such Proxy on such matter in accordance with their best judgment.

                                          Gus B. Denton
                                          Secretary

March 27, 1997

                        NATIONAL COMMERCE BANCORPORATION

                                1994 STOCK PLAN

                            AS AMENDED AND RESTATED

                        EFFECTIVE AS OF NOVEMBER 1, 1996

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 (S) 1.  BACKGROUND AND PURPOSE...........................................    1
 (S) 2.  DEFINITIONS......................................................    1
         2.1  Bank Director...............................................    1
         2.2  Board.......................................................    2
         2.3  Change in Control...........................................    2
         2.4  Code........................................................    2
         2.5  Committee...................................................    2
         2.6  Director....................................................    3
         2.7  Fair Market Value...........................................    3
         2.8  Insider.....................................................    3
         2.9  ISO.........................................................    3
         2.10 Key Employee................................................    4
         2.11 NCBC........................................................    4
         2.12 NQO.........................................................    4
         2.13 Option......................................................    4
         2.14 Option Agreement............................................    4
         2.15 Option Price................................................    4
         2.16 Parent Corporation..........................................    4
         2.17 Plan........................................................    4
         2.18 Restricted Stock............................................    4
         2.19 Restricted Stock Agreement..................................    4
         2.20 Rule 16b-3..................................................    5
         2.21 Stock.......................................................    5
         2.22 Subsidiary..................................................    5
         2.23 Surrendered Shares..........................................    5
         2.24 Ten Percent Shareholder.....................................    5
 (S) 3.  SHARES RESERVED UNDER PLAN.......................................    5
 (S) 4.  EFFECTIVE DATE...................................................    6
 (S) 5.  COMMITTEE........................................................    6
 (S) 6.  ELIGIBILITY......................................................    7
 (S) 7.  OPTIONS..........................................................    7
         7.1  Committee Action............................................    7
         7.2  $100,000 Limit..............................................    8
         7.3  Share NCBC Program..........................................    8
 (S) 8.  OPTION PRICE.....................................................    8
 (S) 9.  EXERCISE PERIOD..................................................    9
 (S) 10. NONTRANSFERABILITY...............................................   10

 (S) 11. SURRENDER OF OPTIONS.............................................  10
         11.1 General Rule................................................  10
         11.2 Procedure...................................................  11
         11.3 Payment.....................................................  11
         11.4 Restrictions................................................  11
 (S) 12. RESTRICTED STOCK.................................................  12
         12.1 Committee Action............................................  12
         12.2 Effective Date..............................................  12
         12.3 Conditions..................................................  12
         12.4 Dividends and Voting Rights.................................  13
         12.5 Satisfaction of Forfeiture Conditions; Provision for Income
         and Excise Taxes.................................................  14
 (S) 13. STOCK FOR ATTENDANCE AT MEETINGS.................................  15
 (S) 14. SECURITIES REGISTRATION..........................................  15
 (S) 15. LIFE OF PLAN.....................................................  16
 (S) 16. ADJUSTMENT.......................................................  17
 (S) 17. SALE, MERGER OR CHANGE IN CONTROL................................  18
 (S) 18. AMENDMENT OR TERMINATION.........................................  19
 (S) 19. MISCELLANEOUS....................................................  19
         19.1 Shareholder Rights..........................................  19
         19.2 No Contract of Employment...................................  20
         19.3 Withholding.................................................  20
         19.4 Construction................................................  20
         19.5 Other Conditions............................................  21

                                    (S) 1.

                            BACKGROUND AND PURPOSE

  The primary purpose of this Plan is to promote the interest of NCBC through grants to Key Employees of Options to purchase Stock and grants to Key Employees of Restricted Stock and the payment of certain compensation to Directors and Bank Directors in Stock (instead of in cash) in order (1) to attract Key Employees, Directors and Bank Directors , (2) to provide an additional incentive to each Key Employee, Director and Bank Director to work to increase the value of Stock and (3) to provide each Key Employee, Director and Bank Director with a stake in the future of NCBC which corresponds to the stake of each of NCBC's stockholders.

                                    (S) 2.

                                  DEFINITIONS

  Each term set forth in this (S) 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

  2.1 Bank Director--means an individual who is a member of the Board of Directors of National Bank of Commerce (or any successor to such bank), Nashville Bank of Commerce (or any successor to such bank), NBC Knoxville Bank (or any successor to such bank), NBC Bank, F.S.B. (or any successor to such bank) or a member of the Board of Directors of any other bank Subsidiary of NCBC or affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) of NCBC which the Board designates as a Board of Directors eligible to participate in this Plan and who is not an employee of NCBC or any Subsidiary or affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) of NCBC.

  2.2 Board--means the Board of Directors of NCBC.

  2.3 Change in Control--means (1) the acquisition of the power to direct, or cause the direction of, the management and policies of NCBC by a person (not previously possessing such power), acting alone or in conjunction with others, whether through the ownership of Stock, by contract or otherwise, or (2) the acquisition, directly or indirectly, of the power to vote 20% or more of the outstanding Stock by any person or by two or more persons acting together, except an acquisition from NCBC or by NCBC, NCBC's management or a NCBC sponsored employee benefit plan, where (3) the term "person" means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government and (4) customary agreements with or between underwriters and selling group members with respect to a bona fide public offering of Stock shall be disregarded for purposes of this definition.

  2.4 Code--means the Internal Revenue Code of 1986, as amended.

  2.5 Committee--means the Stock Option and Management Compensation Committee of the Board or, if the Stock Option and Management Compensation Committee at any time has less than 3 members or has a member who (in NCBC's judgment) fails to come within the definition of a "non-employee director" under Rule 16b-3 or (in NCBC's judgment) fails to come within the definition of an "outside director" under Code (S) 162(m), a committee which shall have at least 3 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within (in NCBC's judgment) the definition of a "non-employee director" under Rule 16b-3 and within (in NCBC's judgment) the definition of an "outside director" under Code (S) 162(m).

  2.6 Director--means a member of the Board who is not an employee of NCBC or any Subsidiary or affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) of NCBC.

  2.7 Fair Market Value--means (1) the midpoint between the closing bid and asked prices as reported by the Memphis, Tennessee, Commercial Appeal or, if the Commercial Appeal no longer reports such bid and asked prices, (2) such bid and ask prices as reported by a newspaper or trade journal or as quoted on a stock price quotation system selected by the Committee or, if no such prices are available on such date, (3) such bid and ask prices as so reported or so quoted in accordance with (S) 2.7(1) or (S) 2.7(2) for the immediately preceding business day, or, if no newspaper or trade journal reports such bid and ask prices or if no such price quotations are available on a stock price quotation system, (4) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

  2.8 Insider--means any individual who is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended.

  2.9 ISO--means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of (S) 422 of the Code.

  2.10 Key Employee--means a full time, salaried employee of NCBC or any Subsidiary or any affiliate of NCBC designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of NCBC.

  2.11 NCBC--means National Commerce Bancorporation, a Tennessee corporation, and any successor to such corporation.

  2.12 NQO--means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of (S) 422 of the Code.

  2.13 Option--means an ISO or a NQO.

  2.14 Option Agreement--means the written agreement which sets forth the terms of an Option granted to a Key Employee under (S) 7 of this Plan.

  2.15 Option Price--means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

  2.16 Parent Corporation--means any corporation which is a parent of NCBC within the meaning of (S) 424(e) of the Code.

  2.17 Plan--means this NCBC 1994 Stock Plan, as amended and restated effective as of November 1, 1996 and thereafter amended from time to time, or, where appropriate, this NCBC 1994 Stock Plan as in effect before November 1, 1996.

  2.18 Restricted Stock--means Stock granted to a Key Employee under (S) 12 of this Plan.

  2.19 Restricted Stock Agreement--means the written agreement which sets forth the terms of a Restricted Stock grant to a Key Employee under (S) 12 of this Plan.

  2.20 Rule 16b-3--means Rule 16b-3 to Section 16(b) of the Securities Exchange Act of 1934, as amended, as in effect for any relevant period, or any successor to such rule.

  2.21 Stock--means $2.00 par value common stock of NCBC.

  2.22 Subsidiary--means a corporation which is a subsidiary corporation (within the meaning of (S) 424(f) of the Code) of NCBC.

  2.23 Surrendered Shares--means the shares of Stock described in (S) 11 which (in lieu of being purchased) are surrendered for cash or Stock, or for a combination of cash and Stock, in accordance with (S) 11.

  2.24 Ten Percent Shareholder--means a person who owns (after taking into account the attribution rules of (S) 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either NCBC, a Subsidiary or a Parent Corporation.

                                    (S) 3.

                          SHARES RESERVED UNDER PLAN

  There shall be 1,000,000 shares of Stock reserved for use under this Plan plus the shares which remain available as of October 31, 1996 from the 1,050,000 shares originally reserved under this Plan. All such shares of Stock shall be reserved to the extent that NCBC deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by NCBC. Furthermore, any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option and any Restricted Shares which are forfeited thereafter shall again become available for use under this Plan, but any Surrendered Shares which remain unissued after the surrender of an Option under (S) 11 and any shares of Stock used to satisfy a withholding obligation under (S) 19.3 shall not again become available for use under this Plan.

                                    (S) 4.

                                EFFECTIVE DATE

  The effective date of this amended and restated Plan shall be November 1, 1996, provided the shareholders of NCBC (acting at a duly called meeting of such shareholders) approve such adoption within twelve months of such date and such approval satisfies the requirements for shareholder approval under (S) 422(b)(1) of the Code. Any Restricted Stock granted under this Plan from the additional 1,000,000 shares of Stock reserved as of November 1, 1996 automatically shall be granted subject to such approval and, further, any Option granted under this Plan from the additional 1,000,000 shares of Stock reserved as of November 1, 1996 shall be granted subject to such approval.

                                    (S) 5.

                                   COMMITTEE

  This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to (S) 16, (S) 17 and (S) 18 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on NCBC, on each affected Key Employee, Director or Bank Director and on each other person directly or indirectly affected by such action.

                                    (S) 6.

                                  ELIGIBILITY

  Eligibility for the grant of NQOs shall be limited to Key Employees. Only Key Employees who are employed by NCBC or a Subsidiary shall be eligible for the grant of ISOs, and only Key Employees shall be eligible for the grant of Restricted Stock under this Plan.

                                    (S) 7.

                                    OPTIONS

  7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock; provided, however, that (1) no grants of ISOs shall be made to Key Employees who are not employed by NCBC or a Subsidiary and (2) the number of shares of Stock subject to Options granted to a Key Employee during any calendar year shall not exceed 60,000 shares each calendar year unless the Key Employee is NCBC's Chief Executive Officer in which event such number shall not exceed 100,000 shares each calender year. Each grant of an Option to a Key Employee shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a NQO to a Key Employee on the same date, the right of the Key Employee to exercise or surrender one such Option shall not be conditioned on his or her failure to exercise or surrender the other such Option. The Committee shall have the right to grant a NQO and Restricted Stock to a Key Employee at the same time and to condition the exercise of the NQO on the forfeiture of the Restricted Stock grant.

  7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of Stock (determined as of the date such Option is granted) which first become exercisable in any calendar year exceeds $100,000, and any such Option to the extent of such excess shall be treated as an NQO. The Fair Market Value of Stock subject to any other option (determined as the date such option was granted) which (1) satisfies the requirements of
(S) 422 of the Code and (2) is granted to a Key Employee under a plan maintained by NCBC, a Subsidiary or a Parent Corporation shall be treated (for purposes of this $100,000 limitation) as if granted under this Plan. The Committee shall interpret and administer the limitation set forth in this (S)
7.2 in accordance with (S) 422(d) of the Code.

  7.3 Share NCBC Program. The Committee as part of this Plan shall continue to maintain a program under which the Committee shall have the right (where the Committee deems appropriate) to condition the grant of an Option to a Key Employee in whole or in part on the purchase of Stock by such Key Employee, and the Committee shall establish such rules and procedures for the purchase of Stock and the related grant of any Option under such program as the Committee deems appropriate under the circumstances; provided, however, (1) all Stock purchases under such program shall be made in the open market and
(2) the Committee shall grant any related Option at an Option Price equal to the purchase price paid by a Key Employee in purchasing such Stock in the open market.

                                    (S) 8.

                                 OPTION PRICE

  The Option Price for each share of Stock subject to an Option which is granted to a Key Employee shall (subject to (S) 7.3) be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Agreement can provide for the payment of the Option Price either in cash, by check or in Stock which the Key Employee has held for at least 90 days and which is otherwise acceptable to the Committee or in any combination of cash, check and such Stock. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee or its delegate.

                                    (S) 9.

                                EXERCISE PERIOD

  Each Option granted under this Plan to a Key Employee shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option granted to a Key Employee exercisable before the end of the six consecutive month period beginning on the date as of which the Option is granted or on or after the earlier of

  (1) the date such Option is exercised in full, or

  (2) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

  (3) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) an NQO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

An Option Agreement may provide for the exercise of an Option after the employment of a Key Employee has terminated for any reason whatsoever, including death or disability.

                                    (S) 10.

                              NONTRANSFERABILITY

  Neither an Option granted under this Plan nor any related surrender rights under (S) 11 nor any Restricted Stock shall be transferable by a Key Employee other than by will or by the laws of descent and distribution, and any such Option and any such surrender rights shall be exercisable during the lifetime of a Key Employee only by such Key Employee. The person or persons to whom an Option or any related surrender rights or any Restricted Stock is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Key Employee under this Plan.

                                    (S) 11.

                             SURRENDER OF OPTIONS

  11.1 General Rule. The Committee acting in its absolute discretion may incorporate a provision in an Option Agreement to allow a Key Employee to surrender his or her Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that

  (1) the Fair Market Value of the Stock subject to such Option exceeds the Option Price for such Stock, and

  (2) Option to purchase such Stock is otherwise exercisable.

  11.2 Procedure. The surrender of an Option in whole or in part shall be effected by the delivery of the Option Agreement to the Committee (or to its delegate) together with a statement signed by the Key Employee which specifies the number of shares of Stock as to which the Key Employee surrenders his or her Option and (at the Key Employee's option) how he or she desires payment be made for such Surrendered Shares.

  11.3 Payment. A Key Employee in exchange for his or her Surrendered Shares shall (to the extent consistent with the exemption under Rule 16b-3) receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Option Price for the Surrendered Shares. The Committee acting in its absolute discretion shall determine the form and timing of such payment, and the Committee shall have the right (1) to take into account whatever factors the Committee deems appropriate under the circumstances, including any written request made by the Key Employee and delivered to the Committee (or to its delegate) and (2) to forfeit a Key Employee's right to payment of cash in lieu of a fractional share of stock if the Committee deems such forfeiture necessary in order for the surrender of his or her Option under this (S) 11 to come within the exemption under Rule 16b-3.

  11.4 Restrictions. Any Option Agreement which incorporates a provision to allow a Key Employee to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3.

                                    (S) 12.

                               RESTRICTED STOCK

  12.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock to any Key Employee under this Plan from time to time and, further, shall have the right to make new Restricted Stock grants in exchange for outstanding Restricted Stock grants. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, and each Restricted Stock Agreement shall set forth the conditions, if any, under which the grant will be effective and the conditions under which the Key Employee's interest in the underlying Stock will become nonforfeitable.

  12.2 Effective Date. A Restricted Stock grant shall be effective (1) as of the date set by the Committee when the grant is made or, if the grant is made subject to one, or more than one, condition, (2) as of the date such conditions have been timely satisfied.

  12.3 Conditions.

  (a) Grant Conditions. The Committee acting in its absolute discretion may make the grant of Restricted Stock to a Key Employee effective only upon the satisfaction of one, or more than one, objective employment, performance or other grant condition which the Committee deems appropriate under the circumstances for Key Employees generally or for a Key Employee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such grant condition. If a Restricted Stock grant will be effective only upon the satisfaction of one, or more than one, condition, the shares of Stock underlying such grant shall be unavailable under (S) 3 for the period which begins on the date as of which such grant is made and which ends as of the date, if any, that the grant becomes effective under (S) 12.2. If a Restricted Stock grant fails to become effective in whole or in part under (S) 12.2, the underlying shares of Stock subject to such grant (if the entire grant fails to become effective) or the underlying shares of Stock subject to that part of the grant which fails to become effective (if only part of the grant fails to become effective) shall be treated under (S) 3 as forfeited and shall again become available under (S) 3 as of the date of such failure.

  (b) Forfeiture Conditions. Each Restricted Stock grant shall (when effective) be subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees generally or for a Key Employee in particular, including a condition which results in a forfeiture if a Key Employee exercises a NQO granted in tandem with his or her Restricted Stock grant, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Key Employee's nonforfeitable interest in the shares of Stock underlying a Restricted Stock grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Restricted Stock grant shall be unavailable under (S) 3 after such grant is effective unless such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under (S) 3 as of the date of such failure.

  12.4 Dividends and Voting Rights. If a cash dividend is declared on a share of Stock underlying a Restricted Stock grant during the period which begins on the date such grant is effective and ends immediately before the first date that a Key Employee's interest in such underlying Stock (1) is forfeited completely or (2) becomes completely nonforfeitable, NCBC shall pay such cash dividend directly to such Key Employee. If a Stock dividend is declared on such a share of Stock during such period, such Stock dividend shall be treated as part of the grant of the related Restricted Stock, and a Key Employee's interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee also shall have the right to vote the Stock underlying his or her Restricted Stock grant during such period.

  12.5 Satisfaction of Forfeiture Conditions; Provision for Income and Excise Taxes. A share of Stock shall cease to be Restricted Stock at such time as a Key Employee's interest in such Stock becomes nonforfeitable under this Plan, and the agreement representing such share shall be transferred to the Key Employee as soon as practicable thereafter. The Committee acting in its absolute discretion shall have the power to authorize and direct the payment of a cash bonus (or to provide in the terms of the Restricted Stock Agreement for NCBC to make such payment) to a Key Employee to pay all, or any portion of, his or her federal, state and local income and excise tax liability which the Committee deems attributable to his or her interest in his or her Restricted Stock grant becoming nonforfeitable and, further, to pay any such tax liability attributable to such cash bonus.

                                    (S) 13.

                       STOCK FOR ATTENDANCE AT MEETINGS

  Subject to the approval of this Plan by the shareholders in accordance with
(S) 4, each Director and each Bank Director shall receive for 1997 and for each calendar year thereafter 100 shares of Stock under this Plan if he or she attends all of the regularly scheduled meetings of each Board of Directors for which he or she serves as a Director or Bank Director for such calendar year. The 100 shares of Stock shall be distributed under this Plan to each Director and each Bank Director who satisfies his or her attendance requirement to receive such shares, and such shares shall be distributed as soon as practicable after such attendance requirement for a calendar year has been satisfied. Each Director and each Bank Director as a condition to the distribution of any shares under this (S) 13 shall be required to agree to hold such shares of Stock for at least six months and, further, shall be required (if so requested by NCBC) to agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and (if so requested by NCBC) to deliver to NCBC a written statement satisfactory to NCBC to such effect or to each such effect.

                                    (S) 14.

                            SECURITIES REGISTRATION

  Each Option Agreement and Restricted Stock Agreement shall provide that, upon the receipt of shares of Stock as a result of the surrender or exercise of an Option or the satisfaction of the forfeiture conditions under a Restricted Stock Agreement, the Key Employee shall, if so requested by NCBC, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by NCBC, shall deliver to NCBC a written statement satisfactory to NCBC to that effect. As for Stock issued pursuant to this Plan, NCBC at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee or Director or Bank Director under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee or Director or Bank Director; however, NCBC shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee or Director or Bank Director.

                                    (S) 15.

                                 LIFE OF PLAN

  No Option or Restricted Stock shall be granted under this Plan and no Stock shall be purchased under (S) 7.3 or distributed under (S) 13 on or after the earlier of

  (1) the tenth anniversary of the original effective date of this Plan, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been surrendered or exercised in full or no longer are exercisable and all Restricted Stock granted under this Plan has been forfeited or the forfeiture conditions on such Stock have been satisfied in full, or
  (2) the date on which all of the Stock reserved under (S) 3 of this Plan has (as a result of the surrender or exercise of Options granted under this Plan or purchases under (S) 7.3 or the satisfaction of the forfeiture conditions on Restricted Stock or distributions under (S) 13) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                                    (S) 16.

                                  ADJUSTMENT

  The number, kind or class (or any combination thereof) of shares of Stock reserved under (S) 3 of this Plan, the number, kind or class (or any combination thereof) of shares of Stock underlying Restricted Stock grants under this Plan and any related grant conditions and forfeiture conditions and the number, kind or class (or any combination thereof) of shares of Stock subject to Options granted under this Plan and the Option Price of such Options shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of NCBC, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of (S) 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under (S) 3 of this Plan, the number, kind or class (or any combination thereof) of shares of Stock underlying Restricted Stock grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Options granted under this Plan and the Option Price of such Options in the event of any corporate transaction described in (S) 424(a) of the Code which provides for the substitution or assumption of such Options or Restricted Stock grants in order to take into account on an equitable basis the effect of such transaction. If any adjustment under this (S) 16 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Restricted Stock granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this (S) 16 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares reserved under (S) 3" within the meaning of (S) 18(1)(a) of this Plan.

                                    (S) 17.

                       SALE, MERGER OR CHANGE IN CONTROL

  If NCBC agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of all outstanding Options and all Restricted Stock or if there is a Change in Control of NCBC or a tender or exchange offer is made for Stock other than by NCBC, the Board shall (1) cancel unilaterally each such Option granted to a Key Employee (other than an Option described in (S) 17(2)) as of any date set in advance by the Board in exchange for either (a) the number of whole shares of Stock (and cash in lieu of a fractional share), if any, which he or she would have received if he or she had the right to surrender his or her outstanding Option in full under (S) 11 of this Plan and he or she exercised that right exclusively for Stock (and cash in lieu of a fractional share of Share) on the date set by the Board, or
(b) giving each Key Employee holding such an Option advance notice of such cancellation together with the right to exercise his or her Option in full during a reasonable period (which shall not be less than a 30 day period) immediately before the effective date of such transaction, (2) cancel unilaterally each Option for which the Option Price equals or exceeds the Fair Market Value of a share of Stock on the date set in advance by the Board, and
(3) deem the grant conditions, if any, and forfeiture conditions, if any, on all outstanding Restricted Stock grants to be completely satisfied on the date set in advance by the Board.

                                    (S) 18.

                           AMENDMENT OR TERMINATION

  This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of NCBC required under
(S) 162(m) of the Code or under (S) 422 of the Code (a) to increase the number of shares of stock reserved under (S) 3 or (b) to change the class of employees eligible for Options or Restricted Stock grants under (S) 6.

  The Board also may suspend the granting of Options and Restricted Stock under this Plan or purchases under (S) 7.3 or elections under (S) 13.1 at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Restricted Stock grant or Option granted before such suspension or termination unless (1) the Key Employee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of NCBC or a transaction described in (S) 16 or (S) 17 of this Plan.

                                    (S) 19.

                                 MISCELLANEOUS

  19.1 Shareholder Rights. No Key Employee shall have any rights as a shareholder of NCBC as a result of the grant of an Option under this Plan or his or her exercise or surrender of such Option pending the actual delivery of the Stock subject to such Option to such Key Employee. Subject to (S) 8.4, a Key Employee's rights as a shareholder in the shares of Stock underlying a Restricted Stock grant which is effective shall be set forth in the related Restricted Stock Agreement.

  19.2 No Contract of Employment. The grant of an Option or Restricted Stock to a Key Employee under this Plan shall not constitute a contract of employment and shall not confer on a Key Employee any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option or the Restricted Stock Agreement related to his or her Restricted Stock.

  19.3 Withholding. The exercise or surrender of any Option Plan under this Plan and the acceptance of a Restricted Stock grant shall constitute a Key Employee's full and complete consent to whatever action the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender or such Restricted Stock. The Committee also shall have the right to provide in an Option

Agreement or Restricted Stock Agreement that a Key Employee may elect to satisfy federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan, and if the Employee is subject to the reporting requirements under
Section 16 of the Securities Exchange Act of 1934, as amended, any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3.

  19.4 Construction. This Plan shall be construed under the laws of the State of Tennessee.

  19.5 Other Conditions. Each Option Agreement or Restricted Stock Agreement may require that a Key Employee (as a condition to the exercise of an Option or a Restricted Stock grant) enter into any agreement or make such representations prepared by NCBC, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or Restricted Stock grant or provides for the repurchase of such Stock by NCBC under certain circumstances.

  IN WITNESS WHEREOF, NCBC has caused its duly authorized officer to execute
this Plan this          day of                , 1997 to evidence its adoption
of this Plan.

                                       NATIONAL COMMERCE BANCORPORATION

                                       By:
                                           ------------------------------------

--------------------------------------------------------------------------------

                       NATIONAL COMMERCE BANCORPORATION

                                     PROXY

        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                          SHAREHOLDERS APRIL 23, 1997

     The undesigned hereby appoints THOMAS M. GARROTT; JAMES E. MCGEHEE, JR.; and GUS B. DENTON, and each of them, proxies with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of National Commerce Bancorporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Wednesday, April 23, 1997, at 10:00 a.m. local time, in the Auditorium at National Bank of Commerce, Concourse Level, Commerce Tower, One Commerce Square, Memphis, Tennessee 38150, and at any adjournments thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournments thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting and any adjournments thereof.

          (Continued and to be dated and signed on the reverse side.)

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1.   ELECTION OF DIRECTORS

        FOR all nominees listed below (except as marked to the contrary below).

        WITHHOLD AUTHORITY to vote for all nominees listed:
        (INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the nominee's name in the list below.)

        Class II to serve until Annual Meeting of Shareholders in 2000: John D. Canale, III; R. Lee Jenkins; W. Neely Mallory, Jr.; James E. McGehee, Jr.; G. Mark Thompson.


2. RATIFICATION OF THE BOARD OF DIRECTOR'S APPOINTMENT of Ernst & Young LLP, independent certified public accountants, as auditors of the Company for the year ending December 31, 1997.

                     FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

3. AMENDMENT OF THE COMPANY'S 1994 STOCK OPTION PLAN to increase by 1,000,000 shares the total number of the Company's Common Stock for which options to purchase may be granted and make those additional changes described in the Proxy Statement.

                     FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED,
       THE PROXY WILL BE VOTED "FOR" EACH OF THE ABOVE-STATED PROPOSALS.

Please sign and date below and return the proxy immediately in the enclosed envelope, whether or not you plan to attend the annual meeting.


Please date this proxy and sign            Date:                       1997
exactly as your name or names                   -----------------------
appear hereon. When more than one
owner is shown below, each should          --------------------------------
sign.  When signing in fiduciary
or representative capacity, please
give full title. If this proxy is          --------------------------------
submitted by a corporation, it
should be executed in the full
corporate name by a duly authorized        --------------------------------
officer. If this proxy is submitted
by a partnership, it should be
executed in partnership name by an
authorized person.

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